UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 12, 2022

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, including area code  (250) 765-6424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.0 Entry into a Material Definitive Agreement

On August 12, 2022, Lexaria Bioscience Corp. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Maxim Group LLC (the “Distribution Agent”) under which the Company may offer and sell, from time to time through the Distribution Agent, at its sole discretion, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $5,925,000. The issuance and sale, if any, of Common Stock by the Company under the Agreement will be pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-262402) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 4, 2022 (the “Registration Statement”), the prospectus supplement relating to the Offering filed with the SEC on August 12, 2022, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

Subject to the terms and conditions of the Agreement, the Distribution Agent may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. The Distribution Agent will use commercially reasonable efforts with its normal trading and sales practices to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Distribution Agent a commission equal to up to three percent (3%) of the gross sales proceeds of any Common Stock sold through the Distribution Agent under the Agreement, and also has provided the Distribution Agent with certain indemnification rights. The Company will also reimburse the Distribution Agent for certain specified expenses in connection with entering into the Agreement. The Agreement contains customary representations and warranties and conditions to the sale of the Common Stock pursuant thereto.

Under the terms of the Agreement, in no event will the Company issue or sell through the Distribution Agent such number or dollar amount of Common Stock that would (i) exceed the number or dollar amount of Common Stock registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued Common Stock, (iii) exceed the number or dollar amount of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of Common Stock for which the Company has filed a prospectus supplement to the Registration Statement.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The opinion of Sichenzia Ross Ference LLP, the Company’s legal counsel, regarding the validity of the Shares is filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Equity distribution agreement, dated as of August 12, 2022
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.
/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: August 12, 2022

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